AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY

Each of the undersigned entities and individuals (collectively, the "Reporting
Persons") hereby authorizes and designates True Venture Partners II, L.L.C. or such other person or entity as is designated in writing by James G. Stewart (the
"Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting
Persons, any and all reports, notices, communications and other documents
(including, but not limited to, reports on Form D, Form ADV, Schedule 13D, Form
13F, Schedule 13G, Form 13H, Form 3, Form 4 and Form 5) that such Reporting
Person may be required to file with the United States Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of
1934, as amended (together with the implementing regulations thereto, the
"Exchange Act") or any other domestic or international state, federal or national agency (collectively, the "Reports") with respect to the Reporting
Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting
Person (collectively, the "Companies").
Each Reporting Person hereby further authorizes and designates James G. Stewart
(the "Authorized Signatory") to execute and file on behalf of such Reporting
Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
The authority of the Designated Filer and the Authorized Signatory under this document with respect to each Reporting Person shall continue until such
Reporting Person is no longer required to file any Reports with respect to the
Reporting Person's ownership of, or transactions in, the securities of the
Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

November 20, 2015 TRUE VENTURE PARTNERS II, L.L.C.,
 a Delaware Limited Liability Company

 By: /s/ Philip D. Black
  Philip D. Black, Managing Member

November 20, 2015 TRUE VENTURES II, L.P.,
 a Delaware Limited Partnership

 By: True Venture Partners II, L.L.C.,
  a Delaware Limited Liability Company,
  Its General Partner

 By: s/ Philip D. Black
  Philip D. Black, Managing Member

November 20, 2015 TRUE VENTURES II-A, L.P.,
 a Delaware Limited Partnership

 By: True Venture Partners II, L.L.C.,
  a Delaware Limited Liability Company,
  Its General Partner

 By: s/ Philip D. Black
  Philip D. Black, Managing Member

November 20, 2015 By: s/ Philip D. Black
  Philip D. Black

November 20, 2015 By: /s/ Jon Callaghan
   Jon Callaghan